As filed with the Securities and Exchange Commission on April 12, 2002
File No. 0-49629

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0933072
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17872 Cartwright Road Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (949) 399-4500

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1.    Business.

The information required by this item is contained under the sections “Summary,” “Forward-Looking Statements,” “Risk Factors,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” of the Preliminary Information Statement dated April 12, 2002 included herewith as Exhibit 99.1 (the “Information Statement”), and such sections are incorporated herein by reference.

Item 2.    Financial Information.

The information required by this item is contained under the sections “Summary,” “Summary Historical and Pro Forma Financial Information,” “Selected Financial Data,” “Unaudited Pro Forma Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement, and such sections are incorporated herein by reference.

Item 3.    Properties.

The information required by this item is contained under the section “Business—Facilities” of the Information Statement, and such section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Management” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement, and such sections are incorporated herein by reference.

Item 5.    Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the Information Statement, and such sections are incorporated herein by reference.

Item 6.    Executive Compensation.

The information required by this item is contained under the section “Management” of the Information Statement, and such section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

The information required by this item is contained under the sections “Relationship Between IMPCO and Our Company After the Distribution,” “Management” and “Certain Relationships and Related Transactions” of the Information Statement, and such sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement, and such section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “The Distribution—Market for Quantum Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement, and such sections are incorporated herein by reference.

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Item 10.    Recent Sales of Unregistered Securities.

On February 11, 2002, the Registrant issued 1,000 shares of its common stock to IMPCO Technologies, Inc. (“IMPCO”), which is and will be the Registrant’s sole stockholder until the distribution date as defined and described in the section “The Distribution” of the Information Statement, and such section is incorporated herein by reference. In connection with the contribution of assets by IMPCO to the Registrant, the Registrant intends to issue 10,000,000 shares of its common stock to IMPCO.

Each such issuance was or will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder as such issuance did not or will not involve a public offering of securities.

Item 11.    Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement, and such section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Capital Stock—Indemnification and Limitation of Liability of Directors and Officers” of the Information Statement, and such section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

The information required by this item is identified in the Financial Statements beginning on page F-1 of the Information Statement, and such information is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

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Item 15.    Financial Statements and Exhibits.

(a)  Financial Statements

The information required by this item is contained in the Financial Statements beginning on page F-1 of the Information Statement and such information is incorporated herein by reference.

(b)  Exhibits

Exhibit Number	Description
3.1*	Certificate of Incorporation of the Registrant
3.2*	By-laws of the Registrant
3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant
3.4*	Form of Amended and Restated By-laws of the Registrant
4.1*	Specimen Common Stock Certificate
10.1*	Form of Contribution and Distribution Agreement between IMPCO Technologies, Inc. and the Registrant
10.2*	Form of Tax Allocation and Indemnification Agreement between IMPCO Technologies, Inc. and the Registrant
10.3*	Form of Transition Services Agreement between IMPCO Technologies, Inc. and the Registrant
10.4**	Form of Employee Benefit Matters Agreement between IMPCO Technologies, Inc. and the Registrant
10.5*	Form of Strategic Alliance Agreement between IMPCO Technologies, Inc. and the Registrant
10.6*	Quantum Fuel Systems Technologies Worldwide, Inc. 2002 Stock Incentive Plan
10.7†	Corporate Alliance Agreement dated June 12, 2001 between the Registrant and General Motors Corporation(1)
10.8	Master Technical Development Agreement dated June 12, 2001 between the Registrant and General Motors Corporation(1)
10.9	Stock Transfer Agreement dated June 12, 2001 between the Registrant and General Motors Corporation(1)
10.10	Registration Rights Agreement dated June 12, 2001 between the Registrant and General Motors Corporation(1)
10.11	Lease between Klein Investments, Family Limited Partnership, as Lessor, and IMPCO Technologies, Inc. as Lessee, dated August 18, 1997(2)
10.12	Amendment to lease between Klein Investments, Family Limited Partnership, as Lessor and IMPCO Technologies, Inc., as Lessee, dated March 9, 1999(3)
10.13	Lease dated as of March 31, 2000 by and between IMPCO Technologies, Inc. and Braden Court Associates(4)
10.14*	Memorandum of Understanding and Teaming Agreement, dated May 22, 2000 between IMPCO Technologies, Inc. and ATK Thiokol Propulsion
21.1*	Subsidiaries of the Registrant
99.1	Quantum Fuel Systems Technologies Worldwide, Inc. Preliminary Information Statement dated April 12, 2002

*	Incorporated by reference to the Registration Statement on Form 10 (File No. 0-49629) filed by the Registrant on February 13, 2002.
**	To be filed by amendment.
†	Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
(1)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-63726) of IMPCO Technologies, Inc., filed with the Commission on July 9, 2001.
(2)	Incorporated by reference to the Annual Report on Form 10-K of IMPCO Technologies, Inc. for the fiscal year ended April 30, 1998.
(3)	Incorporated by reference to the Annual Report on Form 10-K of IMPCO Technologies, Inc. for the fiscal year ended April 30, 1999.
(4)	Incorporated by reference to the Annual Report on Form 10-K of IMPCO Technologies, Inc. for the fiscal year ended April 30, 2000.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Alan P. Niedzwiecki
Alan P. Niedzwiecki President and Chief Operating Officer

Date:  April 12, 2002

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